 Exhibit 12.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980 Fax: 775.323.2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073 Fax: 702.990.3564
www.shermanhoward.com

August 9, 2018

Apex Farms Corp.

1105 Monterey Place

Wilmington, Delaware 19809

Re:	Apex Farms Corp./Regulation A Offering Statement of Form 1-A

Ladies and Gentlemen:

We have acted as special Nevada counsel to Apex Farms Corp., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Regulation A Offering Statement on Form 1-A (the “Offering Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for qualification for exemption from registration of 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Offering Statement;

(b)	the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on April 4, 2018;

(c)	the Bylaws of the Company adopted September 9, 2017;

(d)	form of Subscription Agreement related to the purchase of the Shares (“Subscription Agreement”); and

Apex Farms Corp.
August 9, 2018

(e)	certain resolutions and actions of the Board of Directors of the Company relating to the qualification for exemption from registration of the Shares under Regulation A of the Securities Act, the issuance of the Shares pursuant to the terms of the Subscription Agreement, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed:

(a)	the legal capacity of all natural persons executing the documents;

(b)	the genuineness of all signatures on the documents;

(c)	the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)	that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)	other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

We have also assumed that:

(a)	the persons identified as officers of the Company are actually serving in such capacity;

(b)	the Offering Statement will be declared qualified; and,

(c)	the Shares will be sold and issued in accordance with the terms of the Subscription Agreement.

Apex Farms Corp.
August 9, 2018

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and, upon issuance, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Offering Statement is declared qualified.

The opinions we express herein are limited to matters involving the laws of the State of Nevada. We express no opinion regarding the effect of the laws of any other jurisdiction or state. We specifically exclude any opinions regarding federal or state securities laws, including the securities laws of the State of Nevada, related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and we consent to the reference of our name under the caption “Legal Matters” in the Offering Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.